JOINT VENTURE AGREEMENT
                                    BETWEEN
                       PT. PUTRA BAKTI MAHKOTA ("PUTRA")
                                      AND
                    HEMLEY EXPLORATION PTY. LTD ("HEMLEY")

     This Joint Venture Agreement (the "Agreement") is made and entered into effective as of the 28th day of July, 1997, by and between Hemley Exploration Pty. Ltd, an Australian Corporation ("Hemley"), and PT. Putra Bakti Mahkota, a corporation organized and existing under the laws of the Republic of Indonesia ("Putra")

                                   Recitals
                                   --------

A. Putra has entered into a Technical Assistance Contract in the form attached hereto as Exhibit A (the "TAC") with Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, an Indonesian State Enterprise established on the basis of Law No. 8/1971 ("Pertamina"), relating to development of the Sambidoyong Oil Field (which falls within the Contract Area as defined in the TAC). Fort Point Resources Ltd., a corporation organized and existing under the laws of the Province of Alberta, Canada
       ("Fort Point") was also a named party to, and a Contractor under, the TAC, but all rights and interests of Fort Point under the TAC have been terminated, and Putra and Pertamina are now the sole parties to the TAC and Putra is the sole Contractor thereunder.

B. Putra has incurred certain costs and expenses (the "TAC Related Expenses") in connection with the procurement, negotiation and execution of the TAC, the creation of an initial plan of development and the collection of data for use in connection with the tender process, and establishment of a Work Program (as defined in the TAC) and budget relating to the Petroleum Operations (as defined in the TAC) to be conducted within the Contract Area (as defined in the TAC) for the Contract Year (as defined in the TAC) ending November 16, 1997.

C. Putra was granted the authority to perform the Work Program by Pertamina, which has exclusive authority, granted by the laws and government of the Republic of Indonesia, for the mining, extraction, exploitation and production of minerals, petroleum products and natural gas throughout the Contract Area.

D. Putra is not legally bound or committed to any third party with respect to the development or operation of the Petroleum Operations as described in the TAC, and the parties hereto desire to establish a joint venture for the development of the Sambidoyong Field, in accordance with the requirements of the TAC. To this end, the parties desire that all rights and obligations of Putra arising pursuant to the TAC be transferred and assigned to a joint venture entity established by the parties hereto (the "JV"), so that the JV may pursue the conduct of Petroleum Operations within the Contract Area, assume all obligations of Putra as set forth in the TAC, and realize the benefits of all rights of the Contractor (as defined in the TAC) arising thereunder.

E. The parties desire that Putra receive certain consideration in exchange for the transfer of rights and obligations under the TAC to JV, including a payment of a specified fee, reimbursement of certain of the TAC related Expenses, and a participating interest in profits from the Petroleum Operations, all upon the terms and conditions set forth below.

                                   Agreement
                                   ---------

     NOW THEREFORE, in consideration of the foregoing premises and the provisions hereafter set forth, the parties hereto agree as follows:

1.     Formation of Joint Venture Entity to Serve as Substitute Contractor
       -------------------------------------------------------------------
       Under TAC.
       ---------

       1.1     Formation of Entity.  Promptly after the effective date of
                  -------------------
               this Agreement, the parties hereto shall form a corporation or other form of joint venture limited liability company under the laws of such jurisdiction as the parties hereto may agree upon (the "JV") for the purpose of assuming all rights, obligations and interests of Putra under the TAC, and carrying out the Petroleum Operations and Work Program as defined in the TAC, subject to the terms and conditions of this Agreement.

        1.2    Name and Charter Documents.  The name of JV shall consist of
               --------------------------
               the words "Hemley Putrabakti Sambidoyong," and words or abbreviations identifying the type of entity, or shall be such other name as each of the parties hereto may agree upon. The charter documents of JV shall be in a form mutually agreed upon by the parties hereto.

        1.3    Capitalization of JV.
               --------------------

               (a) Shares or equity interests in JV will be issued, and other actions will be taken, such that upon the organization of JV, Hemley will have an eighty two percent (82%) interest and Putra will have an eighteen percent (18%) interest in the profits of JV. Putra's participation will be in the nature of a carried interest, so that it will be entitled to an 18% share of profits to be distributed as dividends. However, Putra will not have any obligation to contribute to the capital of JV, other than to contribute Putra's entire rights and interests under the TAC.

               (b) Profits and management controls will be allocated in accordance with the respective equity interests of the owners of JV, unless otherwise specified.

               (c) The charter documents shall reflect that no dividends or distributions will be declared or paid to Putra until:
                    (i) all loans and contributions made by Hemley to satisfy the obligation set forth in Section 3, 4 and 5 below have been repaid to Hemley; and (ii) all additional expenses, contributions and loans paid, incurred or made by Hemley to finance the Petroleum Operations and Work Program have been repaid to Hemley. The expenses Hemley shall be entitled to recover shall include all investment costs incurred to secure the necessary funds to meet the obligations set forth in Sections 3, 4 and 5 below and to ensure the performance of the Work Program. JV will execute an agreement to repay all such loans, expenses and contributions, in a form approved by Hemley.


        1.4    Management.
               ----------

               (a) Management of JV shall be under the direction of its Board of Directors. The Board shall initially consist of four members, selected as follows:

                     (i) The Chairman of the Board shall be an individual designated by the mutual agreement of Hemley and Putra.

                    (ii) The President of JV, who will also serve as a director of JV, shall be an individual designated by Hemley.

                   (iii) One of the final two directors shall be an individual nominated by Putra, and the other shall be an individual nominated by Hemley.

               (b) The initial officers of JV will be the President, who will be a designee of Hemley, and such other officers as the Board of Directors of JV may determine to be appropriate.

               (c) JV shall be staffed so as to comply with applicable requirements regarding participation of qualified Indonesian personnel.

       1.5     Restrictions on Transfer of Ownership Interests.  The
               -----------------------------------------------
               parties to this Agreement shall enter into an agreement in a form mutually agreed upon, placing certain restrictions on the transfer of the shares or equity interests in JV held by them. Such restrictions shall include a right of first refusal, such that if a shareholder or owner of JV proposes to sell any shares or equity or carried interests, such shares or interests must first be offered to the other shareholders or owners of JV, on a pro-rata basis, in accordance with their relative interests in JV. A party proposing to sell any shares or equity or carried interests will be required to give written notice to the other parties of the proposed sale, and the proposed sales price. If the right of first refusal is not exercised within thirty (30) days following the receipt of written notice thereof, then the offering party may proceed with the proposed sale at a price and on terms no less favorable to the buyer than those offered to the other parties hereto. If a sale is not concluded within sixty (60) days, the transfer shall once again be subject to the right of first refusal. The right of first refusal shall continue for a period of two years commencing from the effective date of this Agreement. The right of first refusal will not apply to sales to assist in the funding of the payment obligations set forth herein or the funding of the Work Program under the TAC.

          1.6     Books, Records and Expenses.
                  ---------------------------

               (a) The books and records of JV shall be kept in accordance with generally accepted accounting principles consistently applied and accepted by the Association of Indonesia Accountants.

               (b) Each of the parties hereto shall have the right, at its own expense, at all reasonable times while a shareholder or owner of JV, to inspect any books or records of JV, including all records, well samples, data and materials which relate to the TAC Contracts. JV may condition the release of such information on the execution of appropriate confidentiality agreements.

               (c) Each of the parties hereto shall have the right, at its own expense, while a shareholder or owner of JV, to audit the financial and other records of JV, in accordance with accepted procedures and practices.

     2.     Transfer and Assignment of Rights and Obligations under TAC.
            -----------------------------------------------------------

          2.1     Transfer of TAC.  All rights, obligations and interests of
                  ---------------
Putra arising under the TAC shall be assigned and transferred to JV (the "TAC Transfer") immediately upon the delivery to Hemley and Putra of the letters referenced in Section 3.2 below, subject to final approval of the Government of the Republic of Indonesia.

          2.2     Modification of TAC.  The parties hereto agree to
                  -------------------
immediately pursue an amendment and modification of the TAC, to put the TAC in a form that is mutually acceptable to Pertamina, Hemley and JV. It is anticipated that such modifications shall include, without limitation, the following:

               (a) Appointment of JV as the sole Contractor under the TAC in substitution of Putra, and release of Putra from any future obligations under the TAC.

               (b) A determination of the Commencement Date of the Work Program to be conducted by JV, which date will be no earlier than the date of the TAC Transfer.

               (c) An agreement between Pertamina and JV in a form approved by Hemley regarding the Work Program, expenditures to be made in conducting Petroleum Operations, and associated budgets, for the first two Contract Years (as defined in the TAC) following the Commencement Date. The Work Program is to be based on a description of services to be rendered, and programs to be accomplished, rather than on a specific amount of funds to be expended. A proposed revised Work Program is attached hereto as Exhibit C.

               (d) A waiver by Pertamina of any right to cause a termination of the TAC pursuant to Section II of the TAC.

               (e)     Termination of the right granted to Pertamina in
Section XV of the TAC to demand the Pertamina Participating Interest (as defined in the TAC).

               (f) A confirmation by Pertamina that as of the date of the TAC Transfer, neither Putra nor JV will be considered to be in breach or default of any obligations under the TAC, no liability will arise against any such party with respect to any actions taken or failed to be taken prior to the TAC Transfer, and the TAC is in full force and effect in the form attached hereto as Exhibit A, subject to such amendments and modifications as have been approved by Hemley and JV.

               (g) A modification of Section III of the TAC, to delete references to the Work Program that was to have been performed prior to the TAC Transfer, to provide that the Work Program to be conducted in each Contract Year will be subject to the results obtained in the prior Contract Year, and to clarify that while portions of a Work Program may be deferred from one year to the next, such deferral will not result in a requirement to pay to Pertamina funds that would otherwise have been spent in the Work Program.

               (h) Confirmation by Pertamina that Fort Point has no further rights or interests in or under the TAC.

               (i) Documentation that JV, as the substitute Contractor under the TAC, is a joint venture between Putra and Hemley, to permit recovery, pursuant to Section V of the TAC, of expenses incurred at the director level.

          2.3     JV as Party to TAC.  Upon the TAC Transfer, JV shall be
                  ------------------
substituted for Putra as a party to the TAC, and Putra shall be released and relieved from any further rights and obligations under the TAC, except that Putra shall remain liable for any breaches of the TAC occurring prior to the date of the TAC Transfer if not released from such liability by Pertamina. JV will not assume any liabilities with respect to any breaches of the TAC occurring prior to the date of the TAC Transfer.

     3.     Payment of Fee to Putra.
            -----------------------

     3.1     Fee Payment Amount.  In consideration for Putra's agreement to
             ------------------
transfer to JV all of Putra's rights and benefits under the TAC as provided in
Section 2 above, JV will pay to Putra an amount equal to US$380,000 (three hundred eighty thousand U.S. dollars) (the "Fee Payment Amount").

     3.2     Timing of Fee Payment Amount - Letter From Pertamina.  The Fee
             ----------------------------------------------------
Payment Amount will be paid to Putra within ten days following receipt and authentication by Hemley of an authorized letter or letters from Pertamina, addressed to Putra and Hemley and including the following, in a form reasonably approved by Hemley:

               (a) The approval and consent of Pertamina to the assignment and transfer of all rights, obligations and interests of Putra arising under the TAC to JV;

               (b) Confirmation that the Contractor's commitment under the TAC to spend a minimum of US$9,500,000 in the performance of the Work Program within the initial two Contract Years has been extended for one Contract Year and will be extended, on a year by year basis, for two additional Contract Years;

               (c) Confirmation that the Commencement Date for the Work Program and Petroleum Operations under the TAC will not occur until JV commences operations in furtherance of the Work Program following the effectiveness of the TAC Transfer;

               (d) Confirmation that the TAC is in full force and effect with Putra and Pertamina as the sole parties thereto, Putra's failure to perform the Work Program has been excused, and neither party is in breach or default of any of its obligations thereunder; and

               (e) Confirmation that Pertamina will favorably consider appropriate modifications to the TAC to facilitate a development of the Contract Area on a basis that is reasonable for both Pertamina and JV, including the modifications contemplated by Section 2.2 of this Agreement.

          3.3     Escrow of Fee Payment Amount.  Promptly after the execution
                  ----------------------------
of this Agreement, Hemley will arrange for a deposit into an escrow account with a financial institution selected by Hemley an amount equal to the Fee Payment Amount, and will provide evidence of such deposit to Putra. The Fee Escrow Amount will be withdrawn from such account and delivered to Putra upon satisfaction of the condition set forth in Section 3.2 above.

     4.     Payment of Verified Expenses, or Portion Thereof.
            ------------------------------------------------

          4.1     Payment of Verified Expenses Upon Commerciality Declaration.
                  -----------------------------------------------------------
JV will pay to Putra an amount equal to the actual out-of-pocket TAC Related Expenses incurred by Putra, to the extent such expenses are recoverable by the Contractor under Section V of the TAC, as verified by independent auditors appointed by Hemley to audit Putra's record of expenses (the "Verified Expenses"). The payment of the Verified Expenses will be made on the later of: (i) the TAC Transfer; (ii) the completion of the audit by the auditors appointed by Hemley to establish the Verified Expenses; and (iii) a determination by Hemley and Pertamina, based on data developed by the Petroleum Operations, that the Sambidoyong Field can be commercially developed (a "Commerciality Declaration").

          4.2     Payment of Portion of Verified Expenses if Project Fails to
                  -----------------------------------------------------------
Achieve
-------
               Commerciality.  If the TAC Transfer takes place, but the TAC is
               -------------
thereafter terminated due to the lack of a Commerciality Declaration, so that the Verified Expenses do not become payable to Putra pursuant to paragraph 4.1 above, then upon such termination JV will pay to Putra an amount equal to eighteen percent (18%) of the Verified Costs, in exchange for Putra's transfer to Hemley of Putra's entire rights and interests with respect to JV.

     5.     Hemley to Fund Payments.  To the extent the capital contributions
            -----------------------
to, and revenues of, JV are not sufficient to pay the amounts payable to Putra as specified in Sections 3 and 4 above, Hemley will fund such payments through loans to JV. Such loans shall be documented by promissory notes, security instruments and other documentation in a form approved by Hemley. All such loans shall be repaid to Hemley before any distribution or dividend is made by JV to its shareholders or owners.

     6.     Representations and Warranties of Putra.  Putra hereby represents,
            ---------------------------------------
warrants and covenants to Hemley as follows:

          6.1     Organization and Standing.  Putra is an entity duly
                  -------------------------
organized, validly existing and in good standing under the laws of the Republic of Indonesia.

          6.2     Authority, Authorization and Validity.  Putra has all
                  -------------------------------------
requisite power and authority to conduct its business as presently conducted, to enter into this Agreement, and to carry out and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Putra and constitutes the legal, valid and binding obligation of each of Putra, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors rights. The execution, delivery and performance of this Agreement and compliance with the provisions hereof Putra do not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the charter documents of Putra, or any statute, law, rule or regulation or any order, judgment, decree, contract, agreement or instrument to which Putra or any of its properties are bound or subject.
Putra is not legally bound or committed to any other third party with respect to the development or operation of the Sambidoyong Field, except for the obligations owed to Pertamina, as set forth in the TAC.

          6.3     Status of TAC.
                  -------------

               (a) The TAC is in full force and effect in the form attached hereto as Exhibit A. Although Putra has not yet commenced the Work Program contemplated by the TAC, or conducted the environmental baseline assessment called for by the TAC, Pertamina has excused such non-performance, so that Putra is not in default of any of its obligations under the TAC. Pertamina is not in breach or default of any of its obligations under the TAC.

               (b) All services performed, expenses incurred and commitments undertaken by Putra in connection with the TAC have been consistent with the requirements of the TAC and in accordance with the applicable budgets approved by Putra and Pertamina, copies of which are attached hereto as Exhibit B. All expenses incurred have been fully paid for. The costs and expenses incurred to date by Putra pursuant to the TAC and in preparation for the Work Program do not exceed $500,000. Putra understands that the extent to which such expenses will qualify as Verified Expenses as provided in Section 4.1 above will be determined pursuant to the audit to be conducted as provided in Section 4.1.

               (c) Putra is not aware of any reason that the Commerciality Declaration contemplated by the TAC would not be given.

               (d) Putra knows of no reason why the TAC Transfer cannot occur as contemplated or why JV would not be able to proceed with the Petroleum Operations and Work Program after the TAC Transfer as contemplated by the TAC and this Agreement.

          6.4     No Adverse Actions.  No action, suit, proceeding or
                  ------------------
governmental investigation is pending, or to the knowledge of Putra threatened, which seeks to question, delay or prevent the consummation of the transactions contemplated by this Agreement, or the performance of the TAC or the Petroleum Operations or Work Program described therein.

7. Representations and Warranties of Hemley. Hemley hereby represents and warrants to Putra as follows:
    ------------------------------------------------------------------------

     7.1 Organization and Standing. Hemley is duly organized, validly existing and in good standing under the laws of Australia.
         --------------------------------------------------------------------

          7.2     Authority, Authorization and Validity.  Hemley has full
                  -------------------------------------
power and authority to enter into this Agreement and to carry out and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Hemley and constitutes the legal, valid and binding obligation of Hemley, enforceable against Hemley in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights.

8.  Covenants and Agreements of the Parties.
    ----------------------------------------

   8.1 Affirmative Covenants and Agreements of Putra. Putra covenants and agrees with Hemley as follows:
        --------------------------------------------------------------------

               (a)     Maintenance of TAC.  From and after the effective date
                       ------------------
of this Agreement and until the TAC Transfer, Putra shall: perform and fulfill all of its obligations under the TAC; incur and pay expenses under the TAC and in conduct of the Work Program only as approved by Hemley and consistent with the budgets established pursuant thereto, as set forth in the Exhibits to this Agreement; and maintain the TAC in full force and effect, in the form attached hereto as Exhibit A, subject to such modifications and amendments thereto as may be specifically approved in writing by Hemley.

               (b)     Access to Information.  From and after the effective
                       ---------------------
date of this Agreement and until the TAC Transfer, Putra shall make available to Hemley, and its representatives and agents, all books, records and information relating to the Work Program, the Petroleum Operations, the TAC, and the services provided and studies conducted in connection therewith.

               (c)     Confidential Information.  Putra confirms, acknowledges
                       ------------------------
and covenants that all information relating to the Petroleum Operations, Work Program and Contract Area in its possession or to which it has had access shall be treated as confidential, and shall not be used, reproduced, disclosed or disseminated to any party without the prior written consent of Hemley. Effective upon the TAC Transfer, all such information previously owned by Putra shall become the exclusive property of JV. All such information previously owned by Pertamina shall remain the property of Pertamina. All copies thereof in the possession of Putra shall be delivered, promptly after the TAC Transfer, to JV or Pertamina, whichever is the party entitled thereto.

               (d)     Cooperation in Transition.  Putra shall take all
                       -------------------------
actions reasonably requested by JV to facilitate or permit the TAC Transfer, and will cooperate with JV in the transition of the Work Program and Petroleum Operations, and will assist in the transfer of any existing agreements with vendors and suppliers, in an effort to preserve vendor and customer relationships and to ensure the uninterrupted continuation of the Work Program.

               (e)     Additional Deliveries.  Putra will execute, acknowledge
                       ---------------------
or deliver such documents or instruments as may be reasonably requested by Hemley or JV, and will take any other action consistent with the terms of this Agreement that may be reasonably requested by Hemley or JV, for the purposes of effecting the TAC Transfer and carrying out the other transactions contemplated by this Agreement. All such actions shall be at the expense of the party requesting such action.

          8.2     Covenants and Agreements of Hemley -- Confidential
                  --------------------------------------------------
Information.  Hemley confirms, acknowledges, and covenants that information
         --
which is marked "confidential," and is received or to be received by it from Putra pursuant to this Agreement, is and shall be confidential and for the use of Hemley and JV only, and Hemley will not use such information or reproduce, disclose or disseminate such information to any other person (other than employees, directors or agents of Hemley or its parent company having a need to know the contents of such information and attorneys, accountants and engineers employed by Hemley or its parent company), except in connection with the exercise of rights under this Agreement, unless Putra has made such information available to the public generally, such information has otherwise been made generally or publicly available, or Hemley or its parent company is required to disclose such information by a duly authorized governmental body. Hemley understands that all oral communications of a confidential nature are to be followed by a written document summarizing such conversation, which shall be labeled confidential. Hemley shall be relieved of any confidentiality obligation effective as of the TAC Transfer, at which time it shall become the owner of, and entitled to the unrestricted use of, all confidential information received with respect to the Work Program, Petroleum Operations and Contract Area, subject to the contractual restrictions relating thereto set forth in the TAC.

     9.     Indemnification.
            ---------------

          9.1     Putra's Indemnities.  Putra shall indemnify, defend and hold
                  -------------------
harmless Hemley and JV from and against any and all losses, costs, liabilities, damages and expenses (including legal and other expenses incident thereto) arising out of or suffered or incurred in connection with: (a) the material breach of any representation or warranty of Putra set forth in, or delivered pursuant to the terms of, this Agreement; or (b) the material breach of any of Putra's covenants or other agreements contained in or arising out of this Agreement or the transactions contemplated hereby.

          9.2     Hemley's Indemnities.  Hemley shall indemnify, defend and
                  --------------------
hold harmless Putra from and against any and all losses, costs, liabilities, damages and expenses (including legal and other expenses incident thereto) arising out of or suffered or incurred in connection with: (a) the material breach of any representation or warranty of Hemley set forth in this Agreement; or (b) the material breach of any of Hemley's covenants or other agreements contained in or arising out of this Agreement or the transactions contemplated hereby.

          9.3     Notice of Claim.  Putra or Hemley, upon discovery of the
                  ---------------
breach of any of the representations, warranties or covenants of the other under this Agreement, shall each give to the other prompt written notice of the discovery of such breach. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against, Putra or Hemley, as the case may be, in respect of which such party proposes to seek indemnification from the other under this Section 9.3, then such party (the "Claimant") shall notify the party from whom indemnification is sought (the "Indemnifying Party") to that effect in writing with reasonable promptness and in any event, if such claim arises out of a claim by a person or entity other than the Claimant, then within ten (10) days after notice of such claim was given to the Claimant; provided, however, that the Claimant's failure to give such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder unless, and only to the extent that, it has a prejudicial effect on the Indemnifying Party's ability to defend the claim.

          9.4     Assumption and Defense of Third-Party Action.  If any claim
                  --------------------------------------------
hereunder arises out of a claim against the Claimant by a third party, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense or settlement of such claim, and the Claimant shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out-of-pocket expenses incurred as the result of a request by the Indemnifying Party. If the Indemnifying party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If a claim requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

          9.5     Limitations on Indemnification.  Notwithstanding any
                  ------------------------------
provisions herein to the contrary, neither party shall be obligated under this Section to indemnify, defend or hold harmless the other from and against any loss, cost, liability, damage or expense: (i) arising out of or in connection with facts or circumstances occurring more than two (2) years after the date of the TAC Transfer; or (ii) which has a total liability or exposure to the Claimant of less than $10,000.

10.  Termination; Amendment; Waiver.
     -------------------------------

     10.1   Termination.  This Agreement may be terminated as provided below:
            ------------

            (a) Mutual Agreement. This Agreement may be terminated at any time by the mutual written consent of Putra and Hemley;

            (b) This Agreement may be terminated by either Putra or Hemley, if such party has not received a letter from Pertamina meeting the requirements of paragraphs 3(a) through 3(e) above by August 31, 1997.

          10.2     Effect of Termination.  If this Agreement is terminated in
                   ---------------------
accordance with Section 10.1, this Agreement shall become void and there shall be no further liability or obligations on the part of any party or their respective officers, directors, shareholders or agents, except as to the obligations set forth in Section 8.2 (Confidentiality), Section 11.1 (Costs and Expenses) and Section 9 (Indemnification), and with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its other representations, warranties, covenants or agreements set forth in this Agreement, and the pursuit of remedies with respect thereto as permitted hereby.

     11.     Miscellaneous.
             -------------

          11.1     Costs and Expenses.     Each of the parties hereto shall
                   ------------------
pay all of the fees and expenses that it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, all professional and other fees.

          11.2     Indemnification from Obligations to Brokers.  Each party
                   -------------------------------------------
hereto will indemnify and hold harmless the other against and in respect of any other claim for a brokerage commission, finders fee or other similar payment relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by the indemnifying party.

          11.3     Parties in Interest.  Except as otherwise specifically
                   -------------------
provided herein, all representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. All representations, warranties, covenants and agreements made herein by Putra shall inure to the benefit of JV. JV is specifically made a third party beneficiary of this Agreement.

          11.4     Notices.  All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be delivered in person or sent by electronic facsimile or telecopy, followed promptly by a notice mailed by certified or registered mail, return receipt requested, addressed as follows:

               (a) if to Hemley, at the telecopy number and address set forth below:

Hemley Exploration Pty. Ltd.
ECH House 174 Greenhill Road
Parkside 5063, South Australia
Attn:  John Naylor
Fax:  (618) 8272 0355

With a copy to:

P. Christian Anderson
Holme Roberts & Owen LLP.
111 East Broadway, Suite 1100
Salt lake City, Utah  84111
Fax:  (801) 521-9639

               (b) if to Putra, at the telecopy number and address set forth below:

PT. Putrabakti Mahkota
Perkantoran Roxy Mas Blok D4 No. 9
Jl. K.H. Hasyim Ashari, Jakarta  10150
Attn:  Mohammad Ishak, President Director
Fax:  (021) 385 9904

or in any such case, at such other telecopy number and address as shall have been furnished in writing by such party to the others. All notices sent by telecopy or electronic facsimile shall be deemed delivered upon receipt of confirmation of the telecommunication.

          11.5     Arbitration.
                   -----------

               (a) The parties will make every reasonable effort to settle amicably any problems arising from this Agreement. Any disputes arising under or relating to this Agreement which cannot be settled amicably shall be settled by final and binding arbitration conducted in Singapore in accordance with the rules then in effect of the Singapore International Arbitration Centre. Arbitration will be conducted by three arbitrators, with Hemley and Putra each selecting one arbitrator, and those two arbitrators selecting the third. The decision of a majority of the arbitrators shall be final and binding upon the parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. In the event any arbitration or other permitted action is commenced to enforce this Agreement or to remedy any default hereunder, the prevailing party shall be entitled to recover its reasonable attorney fees, and all costs, fees and expenses of arbitration, in addition to any other relief to which it may be entitled.

               (b) The parties hereto expressly waive Section 461 of the Regelement of the Rechtsvordering (the "R.V.") and Articles 15 and 108 of Law No. 1 of 1050, being The Supreme Court Rules of Indonesia, so that there will be no appeal in the Indonesian Supreme Court from the decision of the arbitrators.

               (c) The parties agree that in accordance with Section 631 of the R.V., the arbitrators need not be bound by strict rules of law in making their decision, but may pronounce judgment as reasonable men. The parties further agree to waive the provisions of Articles 1266 and 1267 of the Indonesian Civil Code to the extent that a judicial decision or order would be required as a precondition to an award of damages in a dispute relating to this Agreement.

          11.6     Entire Agreement.  This Agreement, including schedules and
                   ----------------
exhibits hereto, constitutes the sole and entire agreement and understanding of the parties with respect to the subject matter hereof, and specifically supersedes the terms of the Memorandum of Understanding dated June 24, 1997. All schedules and exhibits hereto are hereby incorporated herein by reference. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants, except as specifically set forth herein or therein.

          11.7     Counterparts--Facsimile Signatures.  This Agreement may be
                   ----------------------------------
executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be considered duly executed and delivered by a party hereto when an electronic facsimile transmission of the signature page hereto and purporting to reflect the execution of such signature page by a representative of such party shall have been delivered by such party to the other parties hereto. Each party hereto agrees that if it executes this Agreement by delivery of a facsimile transmission of the signature pages as provided in the preceding sentence, it will thereafter deliver to each of the parties hereto duly executed original counterparts of such signature pages.

          11.8     Waivers and Amendments.  Except as otherwise expressly
                   ----------------------
provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any amendment, waiver, discharge or termination is sought.

          11.9     Severability.  If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

          11.10     Titles and Subtitles.  The titles and subtitles used in
                    --------------------
this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

HEMLEY:

Hemley Exploration Pty. Ltd., an Australian corporation


By:_____________________________________
            John L. Naylor, Managing Director


PUTRA:

PT. PUTRA BAKTI MAHKOTA, a corporation
organized and existing under the laws of the Republic of Indonesia

        By:_______________________________________
            Mohammad Ishak, President Director



                            JOINT VENTURE AGREEMENT


                                   between:


      HEMLEY EXPLORATION PTY. LTD., an Australian corporation ("Hemley")

                                      and

         PT. PUTRA BAKTI MAHKOTA, an Indonesian corporation ("Putra")


                            ______________________


                           Dated as of July 28, 1997






                                   EXHIBIT A

                     [Attach a copy of the TAC Agreement}

                                   EXHIBIT B

             Budgets Approved For Current Contract Year of the TAC

                                   EXHIBIT C

                             Revised Work Program


     It is proposed that Section 3.2 of the TAC be amended to read in its entirety as follows:


3.2 The Work Program to be conducted by Contractor during the four Contract Years commencing from November 17, 1998 shall be as follows:



Contract Year                 Work Program
-------------  -------------------------------------------
  Year One:    Interpretation of seismic data and possible
               reprocessing of old data as well as
               consider acquisition of additional new
               seismic data to locate more appropriate
               well site to test Sambidoyong structure.

               Drill new well (SBD-2) on selected
               location and test.

               Petrophysical analysis of SBD-1 well data with view to remedial cementing job and retesting.

Year Two:      Workover SBD-1 well or side-track
               drilling and retesting.

               Drill development well (SBD-3) on
               Sambidoyong structure.

               Drill a third well if warranted on
               Sambidoyong structure or on one of
               the other prospects A, B, C or D.

               Reservoir engineering analysis of
               Sambidoyong Field.

Year Three:    Design and install production facilities for
               Sambidoyong oil and gas field and
               commence production.
               Drill a fourth well - development well on
               Sambidoyong field or one one of the other
               previously mentioned prospects.

               Reservoir study.

Year Four:     Drill exploration well on one of the
               undrilled mapped prospects.

               Drill development well.

               Production engineering study.

     Contractor shall resubmit the Work Program for each Contract Year based on the results of the Work Program conducted during the prior Contract Year.

     If during any Contract Year Contractor should not complete all portions of the Work Program to be conducted during such Contract Year, then the remaining, uncompleted portions of such Work Program may be carried forward to the next Contract Year.

     The foregoing Work Program is based on completion of designated tasks, rather than the expenditure of specified amounts of funds. Contractor shall be responsible for completing the designated tasks, and assuming the responsibility of payment of the necessary costs associated therewith.



